SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 8, 1998


                         CHEQUEMATE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Utah                                                76-0279816
          -----------------------                             ------------------
         (State or other jurisdiction                         (I.R.S. Employer
         or incorporation)                                   Identification No.)


         33-38511-FW
         ------------------------
         (Commission File Number)


         57 West 200 South, Suite 350
         Salt Lake City, UT                                   84101
         ------------------------                             --------
         (Address of principal                                (Zip Code)
         executive offices)


Registrant's telephone number, including area code: (801) 322-1111
                                                    --------------



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ITEM 2. Acquisition or Disposition of Assets.
---------------------------------------------

         On December 8, 1998 Chequemate International, Inc. ("registrant") executed an Asset Purchase Agreement with Coast Communications, Inc., a Nevada Corporation doing business as Alpha Broadcasting Communications ("seller"). The two shareholders of Coast Communications, Inc. are Paul LaBarre and Ernest McKay, both of Mesa, Arizona. Neither shareholder of Coast Communications has any relationship to the registrant. This has been an at arm length transaction between the registrant and the seller. A copy of the Asset Purchase Agreement, exclusive of voluminous or confidential exhibits, is attached to this report.

         The registrant purchased equipment necessary to provide "pay per view" television and movie services to hotels. "Pay per view" services provide hotel guests with options to watch in-room movies which have recently finished being shown at theaters but which have not been released to the viewing public in the form of video tape or DVD disks. The "pay per view" services allow a hotel guest to choose and view a movie at a certain time during the day. The guest is then billed by the hotel for this viewing. The hotel then in turn pays the service provider the contracted rate per room on a monthly basis.

         The registrant purchased the assets by delivering $60,000.00 to the seller at the time of the purchase. These funds were derived from the private placement of restricted stock of the registrant. The registrant also issued to the seller 250,000 shares of the registrant's restricted stock, the stock having an estimated value of $2.00 per share at the time of the execution of the letter of intent for the purchase. The registrant is also required to pay the seller $440,000.00 as part of the purchase price. The registrant and the seller agreed that the registrant would have 18 months to pay the seller this remaining amount. The registrant will therefore pay the seller monthly payments representing 10% interest on this outstanding balance. The registrant may pay the outstanding balance at any time during this 18 month period. The seller also obtained the right to convert the outstanding amount into restricted common stock of the registrant at the option of the seller. The agreed upon conversion price is $2.00 per share.

         The registrant has used in part the representations of the seller regarding revenues derived from the acquired assets to determine the value of the contracts which were transferred from Alpha Broadcasting Company. Alpha Broadcasting Company also obtained bids for a sampling of the equipment from two different supply companies to determine the current market value for the different pieces of equipment which are held in inventory for the pay per view business. Based upon the bids which were provided to the seller, the registrant and the seller were able to determine a per unit value of the uninstalled equipment which was transferred pursuant to the Asset Purchase Agreement.

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         The typical  equipment  system for a single  hotel  includes a personal computer, which has the necessary software to run the complete system. The computer will keep track of the individual rooms which view a movie, the number of movies viewed and the total billing charges for the viewed movies. Along with the computer, the system includes a number of VCR machines. A typical hotel will have 8 VCRs installed in the system. The VCRs are installed into a permanent rack. The VCRs are controlled by the computer which has programed play times for each movie. When a movie starts, the guest can tune into the movie using a selection box situated on or near the in room television set. The guest selects the movie at the box, the box then "communicates" the selection to the computer and the computer turns the appropriate switch, allowing the movie to be shown in the guest's room.

         At  the  time  of the  closing  of the  Agreement,  Alpha  Broadcasting
Communications had 19 hotels under contract to provide the "pay per view" services in the states of New Mexico, Nevada, Arizona and California. Alpha was also working with two other hotels to provide "pay per view" services, but did not have contracts with these two hotels. This means that Alpha had fully equipped approximately 3,000 hotel rooms with the necessary equipment to run the "pay per view" services.

         As part of the Agreement, the registrant also purchased equipment which is not currently being used. The registrant now has the ability to equip approximately 50 new client hotels with a total of 10,000 new rooms. The equipment necessary to do this includes the computers, VCRs, racks, television boxes and necessary accessories to hook up the system at the hotel.

         The seller assigned or obtained consents for the assignment of all contracts to the registrant prior to the closing of the purchase agreement. The contractual rights to provide "pay per view" services to the hotels is considered to be an important component in the registrant's purchase of these assets.

         The registrant intends to carry on the business of the seller in the "pay per view" hotel business and to significantly expand its market share as indicated by the purchase of the equipment which is not currently being used.

ITEM 5. Other Events
--------------------

         On December 21, 1998, the registrant closed a transaction that has provided net capital proceeds to the registrant of $675,000. These funds have been raised pursuant to the sale by the registrant of 8% Convertible Debentures in the aggregate face amount of $750,000. The transaction has been accomplished pursuant to a Subscription Agreement between the registrant and Augustine Fund, L.P., an Illinois limited partnership. Copies of the Subscription Agreement and a form of the convertible debenture document are attached as exhibits to this report. The attached copy of the Subscription Agreement includes all exhibits except for the SEC reports referred to on page A-1 of the Subscription Agreement. Such SEC reports have previously been filed with the Securities and Exchange Commission.

         In addition  to the  convertible  debentures,  the  Augustine  Fund has received a warrant to purchase twenty-four thousand seven hundred and fifty-three (24,753) shares of common stock of the registrant at one hundred and twenty percent (120%) of the average of the closing bid price of the stock of the registrant on the five trading days prior to the December 21st closing date. The warrant expires on December 21, 2001. A copy of the warrant document is attached as an exhibit to this report.

         Pursuant to the Subscription Agreement, the registrant will immediately prepare and file with the Securities and Exchange Commission a Form S-3 Registration Statement to provide for the federal registration of all shares which may be issued pursuant to the described transaction, including the common shares underlying the convertible debentures and the warrant.

         Pursuant to the terms of the debentures, Augustine Fund may elect to convert the debentures to common stock of the registrant at eighty percent (80%) of the average closing bid price of the common stock of the registrant for the five trading days prior to the date on which the debenture is presented for conversion. The debentures provide for a maximum conversion price of $3.64.

         At any time prior to the delivery by the Augustine Fund, or its assignees, of written notice of conversion to common stock, the registrant has the right to redeem the debentures at a redemption price equal to one hundred and twenty percent (120%) of the principal amount of the debenture, plus accrued interest on such principal amount. This redemption right may be exercised as provided herein at any time during the three year term of the debenture.



                                  Page 4 of 81

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ITEM 7.  Financial Statements, Pro Forma, Financial Information and Exhibits.
-----------------------------------------------------------------------------

         (c)      Exhibits
                  --------
Documents                                    Exhibit No.               Page
---------                                    -----------               ----

Alpha Purchase Agreement                          10.1                    6
Augustine Fund Subscription Agreement             10.2                   36
Form of Debenture                                 10.3                   65
Warrant Document                                  10.4                   75


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

            DATED this 23rd day of December, 1998.

                                    CHEQUEMATE INTERNATIONAL, INC.



                                    By /s/ Steven B. Anderson
                                      -----------------------
                                      Steven B. Anderson
                                      Its: Chief Financial Officer


8kcmidec22.491



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